Exhibit 99.1
PCTEL’s 3rd Quarter Revenue Up 26 Percent Over Last Year to $17.3 Million
Year-To-Date Revenue Up 23 Percent Over Last Year
Bloomingdale, IL October 28, 2010 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the third quarter ended September 30, 2010.
Third Quarter Highlights
•	$17.3 million in revenue for the quarter, an increase of 26 percent over the same period in 2009.
•	GAAP and Non-GAAP Gross Profit Margin of 41 percent, as compared to 47 percent for the same period last year.
•	GAAP Operating Margin of negative (9) percent as compared to negative (6) percent in the same period in 2009.
•	Non-GAAP Operating Margin of 2 percent versus 3 percent in the same period in 2009. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.
•	GAAP net loss of $(929,000) for the quarter, or $(0.05) per share, compared to a net loss of $(755,000), or $(0.04) per diluted share for the same period in 2009.
•	Non-GAAP net income of $315,000 for the quarter, or $0.02 per diluted share compared to $671,000 of net income, or $0.04 per diluted share, for the same period in 2009. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.
•	$71.7 million of cash, short-term investments, and long-term investments at June 30, 2010, a decrease of $1.1 million from the preceding quarter. During the quarter the Company repurchased approximately 376,000 shares of its common stock for $2.3 million, and generated approximately $1.2 million of cash and investments from all other sources. The Company has approximately $3.9 million remaining on its current share repurchase program authorization.
“The Company has been able to respond to the drop in public safety opportunities by aggressively developing vertical markets for its antenna products. Our revenue growth reflects our success in these new markets,” said Marty Singer, PCTEL’s Chairman and CEO. “At the same time, our aggressive investment in our scanning receiver product line has preceded the anticipated growth related to LTE and China. We believe that we will begin to see improved results over the next three quarters in our scanning receiver business and that our antenna business will continue its growth.” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 17707775. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 17707775.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TD-SCDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL aggressively developing vertical markets for its antenna products and investing in scanning receiver products are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$27,051	$35,543
Short-term investment securities	38,073	27,896
Accounts receivable, net of allowance for doubtful accounts of $133 and $89 at September 30, 2010 and December 31, 2009, respectively	12,367	9,756
Inventories, net	10,064	8,107
Deferred tax assets, net	1,023	1,024
Prepaid expenses and other assets	3,760	2,541

Total current assets	92,338	84,867

Property and equipment, net	11,330	12,093
Long-term investment securities	6,559	12,135
Other intangible assets, net	10,602	9,241
Deferred tax assets, net	8,818	9,947
Other noncurrent assets	1,062	935

TOTAL ASSETS	$130,709	$129,218

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$4,745	$2,192
Accrued liabilities	5,997	3,786

Total current liabilities	10,742	5,978

Long-term liabilities	2,317	2,172

Total liabilities	13,059	8,150

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,504,358 and 18,494,499 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	18	18
Additional paid-in capital	137,459	138,141
Accumulated deficit	(19,874)	(17,122)
Accumulated other comprehensive income	47	31

Total stockholders’ equity	117,650	121,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,709	$129,218

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES	$17,314	$13,709	$50,694	$41,216
COST OF REVENUES	10,301	7,283	28,348	22,061

GROSS PROFIT	7,013	6,426	22,346	19,155

OPERATING EXPENSES:
Research and development	2,955	2,673	9,128	8,010
Sales and marketing	2,548	1,845	7,332	5,841
General and administrative	2,171	2,169	7,648	7,245
Amortization of other intangible assets	742	553	2,281	1,660
Restructuring charges	95	—	585	494
Impairment of goodwill	—	—	—	1,485
Loss on sale of product lines and related note receivable	—	—	—	454
Royalties	—	—	—	(400)

Total operating expenses	8,511	7,240	26,974	24,789

OPERATING LOSS	(1,498)	(814)	(4,628)	(5,634)
Other income, net	77	375	323	742

LOSS BEFORE INCOME TAXES	(1,421)	(439)	(4,305)	(4,892)
Provision (benefit) for income taxes	(492)	316	(1,553)	(981)

NET LOSS	($929)	($755)	($2,752)	($3,911)

Basic Earnings per Share:
Net Loss	($0.05)	($0.04)	($0.16)	($0.22)
Diluted Earnings per Share:
Net Loss	($0.05)	($0.04)	($0.16)	($0.22)

Weighted average shares — Basic	17,360	17,559	17,463	17,573
Weighted average shares — Diluted	17,360	17,559	17,463	17,573

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Loss	($1,498)	($814)	($4,628)	($5,634)

(a) Add:
Amortization of intangible assets	742	553	2,281	1,660
Restructuring charges	95	—	585	494
Impairment of goodwill	—	—	—	1,485
Loss on sale of product lines and related note receivable	—	—	—	454
Stock Compensation:
-Cost of Goods Sold	81	71	337	258
-Engineering	164	146	518	490
-Sales & Marketing	238	112	719	399
-General & Administrative	485	374	1,901	1,523

	1,805	1,256	6,341	6,763

Non-GAAP Operating Income	$307	$442	$1,713	$1,129

% of revenue	1.8%	3.2%	3.4%	2.7%
Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Loss	($929)	($755)	($2,752)	($3,911)

Add:
(a) Non-GAAP adjustment to operating loss	1,805	1,256	6,341	6,763
(b) Income Taxes	(561)	170	(1,919)	(1,316)

	1,244	1,426	4,422	5,447

Non-GAAP Net Income	$315	$671	$1,670	$1,536

Basic Earnings per Share:
Non-GAAP Net Income	$0.02	$0.04	$0.10	$0.09

Diluted Earnings per Share:
Non-GAAP Net Income	$0.02	$0.04	$0.09	$0.09

Weighted average shares — Basic	17,360	17,559	17,463	17,573
Weighted average shares — Diluted	17,598	17,838	17,945	17,847
This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.
(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges.
(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense.